                                                                   Exhibit 23(b)



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our report dated February 15, 1999, with respect to the financial statements of Sage Life Assurance of America, Inc. included in the Amendment No. 1 to the Registration Statement (Form S-1, File No. 333-78583) and related Prospectus for the registration of its variable life insurance contracts.




                              /s/ Ernst & Young LLP
                              -----------------------------
                              Ernst & Young LLP




Stamford, Connecticut
September 20, 1999